RESELLER AGREEMENT

      This Reseller Agreement (the "Agreement"), dated as of this 31st day of December, 1998, by and between Aquis Communications, Inc., a Delaware corporation formerly known as BAP Acquisition Corp. ("Aquis"), and Cellco Partnership, a Delaware partnership doing business as Bell Atlantic Mobile ("Cellco"), and Bell Atlantic Paging, Inc., a Delaware corporation ("BAPCO").

                                   WITNESSETH:

      WHEREAS, Aquis has entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of July 2, 1998, among Aquis, BAPCO and the other Sellers named therein (collectively, with BAPCO, the "Sellers"), pursuant to which, among other things, Aquis is purchasing certain assets of the Sellers; and

      WHEREAS, as a condition to Aquis consummating the transactions contemplated by the Asset Purchase Agreement, Cellco has agreed to enter into this Agreement; and

      WHEREAS, Aquis provides paging and related communication services utilizing the FCC licenses set forth on Exhibit A attached to and hereby made a part of this Agreement (collectively, the "Aquis Services"), and resells paging and related communication services provided by third-party operators (collectively, the "Third-Party Services"); and

      WHEREAS, Cellco wishes for the transactions contemplated in the Asset Purchase Agreement to be consummated, and wishes to obtain from Aquis the non-exclusive right to resell the Aquis Services and Third-Party Services on the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises, and of the mutual promises and agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

      1. License.

            (a) Aquis grants to Cellco a non-exclusive license to resell Aquis Services to retail customers ("Retail Subscribers"). Aquis acknowledges that Cellco may act as an agent or reseller of paging services provided by service providers other than Aquis, and agrees that nothing in this Agreement shall restrict or limit Cellco's freedom to sell, resell or distribute any such services, even if such services compete directly with the services provided by Aquis. Nothing herein shall limit Cellco's right to sell, convert, transfer, or otherwise assign Retail Subscriber accounts to any other paging system.
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Reseller Agreement


            (b) Aquis shall make available to Cellco, on a non-exclusive basis, upon the same prices and terms obtained by Aquis from its respective vendors, for resale by Cellco to Retail Subscribers, any and all Third-Party Services which Aquis has the right to obtain from third-party service providers from time to time. Aquis shall, during the term of this Agreement, use commercially reasonable efforts to maintain its right to obtain Third-Party Services from AirTouch Paging, Metrocall, Destineer, ConXUs and National Dispatch Company.

            (c) Neither Cellco nor BAPCO shall, within the geographic service areas covered by the FCC Licenses (as defined in the Asset Purchase Agreement), knowingly, directly or indirectly, sell to resellers or other third parties paging products or services utilizing frequencies which as of the date of this Agreement are allocated to and authorized primarily for paging services, which are to be sold under any name and for any account other than that of Cellco or BAPCO. Nothing contained herein shall preclude Cellco or BAPCO, or their agents or subagents, from offering services to end users under Cellco's names, trade names or service marks, and Cellco is expressly authorized to distribute Aquis Services and Third-Party Services to agents and subagents for purposes of such sales.

            (d) Aquis agrees that it will offer to Cellco all services that it offers to other resellers or to its own subscribers, unless Aquis is prohibited from offering certain services to resellers by the terms of any agreement with a vendor providing Aquis with services. If, notwithstanding any such prohibition, Aquis permits any other reseller to obtain such service, then Cellco shall have the right to similarly obtain such service, at a mutually agreed upon and negotiated rate.

      2. Term. The initial term of this Agreement shall be for three (3) years from the date of this Agreement and may be renewed by Cellco for additional one-year terms, upon Cellco's notice to Aquis at least ninety (90) days prior to the expiration of the then current term of its intention to renew this Agreement. This Agreement may be terminated prior to expiration of any term as set forth in this Agreement.

      3. Quality of Paging Service.

            (a) Aquis hereby represents, warrants and covenants that, at all times, the Aquis Services (a) shall materially comply with the specifications set forth in Exhibit B, attached hereto and incorporated herein by reference, to the extent the communications services offered by Sellers utilizing the FCC Licenses prior to the date hereof ("Sellers' Services") complied with such specifications, (b) shall be materially consistent with industry standards applicable to services substantially similar to the Aquis Services, to the extent Sellers' Services were so consistent, (c) shall be fit for use in the manner intended, and (d) shall not infringe any trademark, trade secret, patent, copyright or other intellectual property right of any person or entity. Aquis further represents and warrants that it is in compliance with all laws, regulations, and orders applicable to, and has filed and obtained all necessary permits and governmental approvals for the provision and resale of, the Aquis Services, except where a failure to be in such compliance or to so file and obtain would not reasonably be expected to materially and adversely affect the Aquis Services.


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Reseller Agreement


Attached hereto as Exhibit C is a schedule listing known deficiencies and works-in-progress in the Aquis paging network as of the date of this Agreement. Aquis agrees to correct such deficiencies and complete such works-in-progress by the respective dates shown on Exhibit C

            (b) Cellco will report to Aquis any material problems with respect to the Aquis Services that it becomes aware of. Aquis shall address and resolve as promptly as possible any material complaints or concerns raised by Cellco or Retail Subscribers with respect to the Aquis Services, and Cellco will reasonably cooperate in resolving such complaints and concerns.

      4. Additional Obligations of Aquis.

            (a) Aquis shall not during the term of this Agreement directly solicit business from any Retail Subscriber. For purposes of this Section 4(a), "business" means the business of selling or leasing one-way pagers and providing one-way paging services to customers, and "direct solicitation" does not include any general advertising or maintenance of retail points of presence.

            (b) Aquis will provide Cellco with documentation and such other materials as appropriate in Aquis's reasonable judgment to use the Aquis system.

            (c) Aquis will provide Cellco with at least sixty (60) days written notice prior to initiating any changes in its network or facilities which may adversely impact Cellco or Retail Subscribers. Cellco shall have the right to terminate this Agreement if any such changes materially adversely impact Cellco's obligations or benefits under this Agreement.

            (d) Aquis will maintain the licenses to provide the Aquis Services hereunder. If Aquis ceases to provide services to a region or market previously serviced under this Agreement, Cellco shall have the right to terminate this Agreement effective immediately as to such region or market, and Aquis shall reimburse Cellco for all costs incurred in relocating Retail Subscribers to alternative service providers.

            (e) Aquis agrees to provide Cellco direct access to its billing system to facilitate the service activation and account maintenance processes, but only to the extent that Cellco had access to BAPCO's billing system prior to the date hereof. Both Aquis and Cellco agree to bear their respective system costs for this arrangement. Aquis and Cellco shall each furnish and pay for all equipment and software to enable secure and redundant telecom facilities for this arrangement, at their respective locations, but only to the extent similarly done between BAPCO and Cellco prior to the date hereof.

      5. Equipment.

            (a) Aquis agrees to make available to Cellco pagers and paging equipment at Aquis's wholesale cost therefor, as supplies and inventories permit for the purpose of reselling the Aquis Services. Cellco shall not be required to purchase any such equipment from Aquis, and

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Reseller Agreement


shall be free to obtain pagers and paging equipment for sale or rent to Retail Subscribers from other sources.

            (b) Cellco agrees that all paging equipment placed in service on the Aquis paging system under this Agreement will be compatible with such system. Aquis shall advise Cellco of any changes in its paging system that affect compatibility with paging equipment. If any such modification results in any cost or expense to Cellco (e.g., costs to purchase/exchange pagers, mailing, administration, stranded inventory, and other out-of-pocket expenses), Aquis shall reimburse Cellco for such costs and expenses. Aquis will give Cellco reasonable advance notice of any modifications that would affect equipment compatibility. If Aquis changes paging protocols or formats, such notification shall be given no less than six (6) months in advance of implementation of the modified protocols or formats.

            (c) Cellco shall act solely on its own behalf and not as an agent or contractor of Aquis in connection with the rental, sale and maintenance of any equipment relating to the paging services delivered by Aquis hereunder. Cellco shall maintain and keep in good working order and condition all such equipment leased by Cellco to subscribers.

            (d) Cellco shall provide and mail at its own expense all announcements and notices required by law to be mailed to subscribers.

      6. Cap Codes. Aquis will reasonably assign and coordinate cap codes for the pagers connected to Aquis Services. Cellco will assign cap codes to Retail Subscribers only from the group of cap codes assigned to Cellco by Aquis.

      7. Compensation.

            (a) Cellco shall pay to Aquis (i) a minimum monthly charge of $99,400 (the "Minimum Retail Payment"), constituting payment in full for 37,000 Retail Subscriber paging units in service for Aquis Services (the "Minimum Retail Subscriber Commitment"), which Minimum Retail Payment shall be due only for the first thirty (30) months of the term of this Agreement (or until the earlier termination of this Agreement in accordance with its terms), and (ii) a monthly charge of $1.50 per month (the "Retail Overage Rate") for each active Aquis Services Retail Subscriber paging unit in service in excess of the Minimum Retail Subscriber Commitment (or, following termination of the Minimum Retail Payment obligation, for each active Aquis Services Retail Subscriber paging unit in service).

            (b) To the extent that, in any month, there are fewer than 37,000 active Aquis Services Retail Subscriber paging units in service, Cellco shall nevertheless make the Minimum Retail Payment for such month, but shall be entitled to apply the overpayment amount against any amounts in excess of the Minimum Retail Payment which may payable in any subsequent month. To the extent that Cellco's aggregate payments to Aquis for any month exceed the Minimum Retail Payment, such excess may be applied to offset the Minimum Retail Payment for any subsequent month or months in the event that, in any such subsequent month, there shall not be at

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Reseller Agreement


least 37,000 active Aquis Services Retail Subscriber paging units in service. The offset amount shall be calculated at the rate of $2.69 per Aquis Services Retail Subscriber paging unit in service underage.

            (c) Notwithstanding anything to the contrary contained herein, for purposes of computing the amounts to be paid to Aquis hereunder, Retail Subscriber paging units in service shall not include any paging units in service which Cellco or BAPCO may secure or sell utilizing Aquis Services pursuant to
Section 1.8 of the Asset Purchase Agreement (which provides for Cellco or BAPCO to act as a "middleman" between certain resellers and Aquis in certain specified situations, all as more fully provided for therein).

            (d) Aquis represents, warrants and covenants that the Retail Overage Rate does not and shall not exceed the rates offered to any other reseller for like services at like volumes, except for services and volumes provided under the Official Service Agreement of even date herewith between Aquis and Bell Atlantic Network Services, Inc. (the "Official Service Agreement"). If Aquis offers services to any other reseller for lower rates at like volumes, except for services and volumes provided under the Official Service Agreement, Aquis shall promptly offer and provide such lower rate to Cellco.

      8. Billing.

            (a) Aquis shall invoice Cellco monthly for all sums due pursuant to this Agreement, which invoice shall set forth the number of billed units for the month and such other information and detail as Cellco may reasonably request, and Cellco agrees to pay all such invoiced amounts owing for the services provided hereunder to Aquis not later than thirty (30) days after receipt of the invoice.

            (b) Cellco shall be entitled, upon its written request, to a credit for interruptions in service which last (i) in excess of 24 hours and affect at least one-half of the transmitters on a given frequency, or (ii) in excess of 48 hours and affect at least one transmitter. Such credit amounts shall be determined on a prorated basis, and applied against future invoices. Cellco shall notify Aquis within forty-five (45) days after the interruption of any such requests for credit.

            (c) Cellco shall receive all payments from Retail Subscribers to the Aquis Services secured by Cellco and shall be responsible with respect to those subscribers for all billing, collection of payments and security deposits and bad debt recovery.

      9. Advertising, Promotion and Publicity. Each party's logos, trademarks and service marks are and shall be the sole and exclusive property of that party. The other party shall not use such marks or name except with the prior written consent of the owner party and such party shall immediately discontinue any such authorized use upon termination of this Agreement or written notice from the owner party. Neither party shall issue or otherwise permit to be published any

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Reseller Agreement


press releases or public statements regarding this Agreement without the other party's prior written consent.

      10. Default.

            (a) The occurrence of any of the following shall constitute an event of default:

                  (i) Failure to make any payment when due which is not cured within five (5) business days after notice of such default is given to the defaulting party;

                  (ii) A party, pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (A) commences a voluntary case or proceeding; (B) consents to the entry of an order for relief against it in an involuntary case or proceeding; (C) consents to the appointment of a receiver, trustee, custodian or other similar official for it or for all or substantially all of its property; or (D) makes a general assignment for the benefit of its creditors;

                  (iii) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against a party; (B) appoints a receiver, trustee, custodian or other similar official for a party or for all or substantially all of its properties; or (C) orders the liquidation of a party; and in each of (A), (B) or (C) the order or decree remains unstayed and in effect for sixty (60) days;

                  (iv) Material failure to observe or perform any of the covenants contained in this Agreement or in any other agreement or document executed pursuant hereto which is not cured within thirty (30) days after notice of such default is given to the defaulting party;

                  (v) The occurrence of an Event of Default under the Secured Promissory Note of even date herewith from Aquis to the order of Bell Atlantic Paging, Inc.

For purposes of this Agreement, the term "Bankruptcy Law" means Title 11, United States Code or any substantially similar Federal or state law for the relief of debtors and the protection of creditors, and the rules and regulations thereunder.

            (b) Upon and at any time during the continuance of an event of default, the party not in default shall have the right to terminate this Agreement by notice to the other.

      11. Assignment. Either party, upon written notice to the other, may assign this Agreement, in whole or in part, or any of the rights, duties and obligations under this Agreement only to its parent or to a wholly-owned subsidiary of itself or its parent. The foregoing notwithstanding, it is expressly agreed that any assignment of moneys or accounts receivable shall be void to the extent that it attempts to or does impose upon Cellco obligations to the assignee additional to the payment of such moneys or preclude Cellco from dealing solely and directly with

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Reseller Agreement


Aquis in all matters pertaining hereto, including the negotiation of amendments or settlements of amounts due.

      12. Force Majeure. Neither party shall be liable for interruption, delays, errors or defects in transmission, or failure to transmit when caused by act of God, fire, war, acts of government, civil or military authorities, or other cause beyond its control.

      13. Representations and Warranties.

            (a) Aquis represents and warrants as follows:

                  (i) Aquis is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as now being conducted and to enter into this Agreement and perform its obligations hereunder.

                  (ii) The execution and delivery of this Agreement by Aquis has been duly and validly authorized and approved by all necessary action and this Agreement is valid and binding upon Aquis.

                  (iii) The execution and performance of this Agreement and compliance with the provisions hereof by Aquis will not, to the best of Aquis's knowledge, violate any provision of law, and will not, with or without the giving of notice and/or the passage of time, conflict with or result in any breach of any of the terms or conditions of, or constitute a material default under, any indenture, mortgage, agreement, or other instrument to which Aquis is a party or by which it is bound.

            (b) Cellco represents and warrants as follows:

                  (i) Cellco is a partnership duly organized and validly existing under the laws of the State of Delaware and has all requisite partnership power and authority to own, operate and lease its properties, to carry on its business as now being conducted and to enter into this Agreement and perform its obligations hereunder.

                  (ii) The execution and delivery of this Agreement by Cellco has been duly and validly authorized and approved by all necessary action and this Agreement is valid and binding upon Cellco.

                  (iii) The execution and performance of this Agreement and compliance with the provisions hereof by Cellco will not, to the best of Cellco's knowledge, violate any provision of law, and will not, with or without the giving of notice and/or the passage of time, conflict with or result in any breach of any of the terms or conditions of, or constitute a material default under, any indenture, mortgage, agreement, or other instrument to which Cellco is a party or by which it is bound.

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Reseller Agreement


      14. Relationship of the Parties.

            (a) At all times during the term of this Agreement each of Aquis and Cellco shall endeavor to render prompt, courteous and efficient service to the other and to the public and will be governed by the standards of honesty, integrity, and fair dealing.

            (b) The parties hereto are independent contractors. Neither party is authorized to act as an agent for, or legal representative of, the other party nor shall either party have authority to assume or create any obligation on behalf of, or binding upon, the other party. Cellco shall not represent itself as an agent of Aquis.

      15. Confidentiality.

            (a) All information which is disclosed in connection with this Agreement by one party to another party and which is by its nature confidential or proprietary shall be protected hereunder as Confidential Information.

            (b) The receiving party shall, for a period of two (2) years from the later of the date of disclosure or the termination of this Agreement, use the same care and discretion to limit disclosure of such Confidential Information as it uses with Confidential Information of its own of the same nature which it does not desire to disclose or disseminate, including but not limited to taking steps to:

                  (i) restrict disclosure of Confidential Information solely to its employees, advisors or representatives with a need to know and not disclose such Confidential Information to any other parties;

                  (ii) advise all receiving party employees, advisors or representatives with access to the Confidential Information of the obligation to protect the Confidential Information provided hereunder and obtain the employees', advisors' and representatives' agreement in writing to be so bound; and

                  (iii) use the Confidential Information provided hereunder only for purposes expressly provided for herein and for no other purposes.

            (b) The obligations imposed upon the parties hereto shall not apply to Confidential Information:

                  (i) which is made public by the disclosing party;

                  (ii) which the receiving party can demonstrate was already in the possession of the receiving party at the time of disclosure by the disclosing party and not subject to an existing agreement of confidence;

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Reseller Agreement


                  (iii) which is received from a third party without restriction and without breach of this Agreement;

                  (iv) which is independently developed by the receiving party as evidenced by its records; or

                  (v) which the receiving party is required to disclose pursuant to a valid order of a court or other governmental body or any political subdivision thereof; provided, however, that the recipient of the Confidential Information shall first have given notice to the disclosing party.

            (c) Nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any Confidential Information disclosed to the receiving party. All Confidential Information shall remain the property of the disclosing party and upon the termination of this Agreement, all such information shall be returned by the receiving party to the disclosing party upon written request. Any abstracts, notes, memoranda or other documents containing any Confidential Information or any description, summary or analysis of any Confidential Information shall be destroyed by the receiving party, which destruction shall be certified in writing by an officer of the receiving party.

      16. Miscellaneous.

            (a) Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by a party to the other party shall be in writing and shall be deemed to have been given upon receipt if delivered by hand or sent by certified or registered mail postage prepaid, or the next business day if sent by a prepaid overnight courier service, and in each case at the respective addresses set forth below or such other address as such party may have fixed by notice:

      If to Cellco or BAPCO, addressed to:

      Cellco Partnership
      d/b/a Bell Atlantic Mobile
      180 Washington Valley Road
      Bedminster, New Jersey  07921
      Attention:  Robert M. Balascio

            with a copy to:


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Reseller Agreement


      Cellco Partnership
      d/b/a Bell Atlantic Mobile
      180 Washington Valley Road
      Bedminster, New Jersey  07921
      Attention:  General Counsel

      If to Aquis, addressed to:

      Aquis Communications, Inc.
      1719A Route 10, Suite 300
      Parsippany, NJ  07054

            with a copy to:

      Phillips Nizer Benjamin Krim & Ballon LLP
      666 Fifth Avenue
      New York, New York  10103
      Attention:  Monte Engler, Esq.

            (b) Arbitration. In the event that there shall be a dispute among the parties arising out of or relating to this Agreement, the parties agree that such dispute shall be resolved by final and binding arbitration before one arbitrator if such dispute involves an amount less than $150,000 and if such dispute involves an amount equal to or in excess of $150,000 then before a panel of three arbitrators, in either case, in New York, New York administered by the American Arbitration Association ("AAA"), in accordance with AAA's commercial rules of practice then in effect or such other procedures as the parties may agree to prior to the Closing. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The arbitrator shall have the authority in his or her discretion to award to the prevailing party the fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award. Solely for purposes of an action to enforce an arbitration award under this section, the parties each hereby consent to the jurisdiction of the Supreme Court of the State of New York and the service of process therein.

            (c) Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York without reference to its conflict of laws provisions.

            (d) Amendments and Waivers. This Agreement may not be amended or modified except by written instrument duly executed by each of the parties. No term or provision of this Agreement may be waived without the written consent of the party entitled to the benefit thereof by a written instrument duly executed by such party.


                                      -10-
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Reseller Agreement


            (e) No Third Party Beneficiaries. No person other than the parties to this Agreement shall be entitled to enforce any of the provisions of this Agreement.

            (f) Access to Information. Aquis and Cellco (and each relevant Affiliate thereof) shall provide reasonable opportunity for the other party to examine its relevant records in order to verify compliance with the terms of this Agreement.

            (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            (h) Non-Conflict. Each party warrants that no obligation provided for herein is in conflict with any other contractual obligation of either party with any third party.

            (i) Binding Effect. This Agreement and the rights and obligations of the parties shall inure to the benefit of and be binding upon the parties and their successors and permitted assignees.

            (j) Severability. Should any part of this Agreement for any reason be declared invalid by order of any court or regulatory agency, such order shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated if, the intention of the parties would be reflected by the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid.

            (k) Non-Waiver. The waiver, express or implied, by either party, of any rights or of any failure to perform or breach by the other party shall not constitute or be deemed a waiver of any other right hereunder or any other failure to perform or breach by the other party, whether of a similar or dissimilar nature.

            (l) Amendments. This Agreement may not be changed or modified except by a written agreement, executed on behalf of both parties.

            (m) Entire Agreement. The parties have read this Agreement and all of its attachments and agree to be bound by its terms, and further agree that it constitutes the complete statement of the agreement between them which supersedes all proposals, oral or written, and all other communications between them relating to the subject matter of this Agreement.


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Reseller Agreement


      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


CELLCO PARTNERSHIP                           AQUIS COMMUNICATIONS, INC.
By: Bell Atlantic Mobile, Inc., its
    Managing General Partner


By: /s/ Dennis F. Strigl                     By: /s/ John X. Adiletta
    -----------------------------------          -------------------------------
    Name: Dennis F. Strigl                       Name: John X. Adiletta
    Title: President                             Title: President


BELL ATLANTIC PAGING, INC.


By: /s/ Robert M. Belascio
    -----------------------------------
    Name: Robert M. Belascio
    Title: President


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Reseller Agreement


                                    EXHIBIT A

                                 PAGING LICENSES

The Aquis Services comprise the provision of paging and related communications services using the following FCC licenses, any authority derived from such Licenses for fill-in sites associated therewith, and any authority held by Aquis with respect to the 157.89 MHz frequency associated with the 152.63 MHz frequency.

                             FCC License Call Signs

KAA891               KGA586             KGI785              KNKI454
KEK300               KGC226             KIB529              KNKP337
KGA473               KGC411             KIC347              KNKP688
KGA474               KGC590             KIG852              KNLM403
KGA475               KGC602             KLF627              KUO562
KGA476               KGH861             KLF628              KWH310
KGA585


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Reseller Agreement


                                    EXHIBIT B

           PAGING SERVICES, SPECIFICATIONS, AND PERFORMANCE STANDARDS

                      PAGING NETWORK PERFORMANCE STANDARDS

System Availability:              See Exhibit C

Response Time:                    See Exhibit C

Scheduled Downtime                o   7 day advance notification
(per Network Frequency):          o   Off-hours downtime (12:00am - 5:00am)
                                  o   See Exhibit C

Unscheduled Downtime:             o   Immediate notification (emergency)

BILLING SYSTEM ACCESS

System Availability:              7:00 am to 11:00 pm - 7 days per week

Activation Response Time:         60 seconds or less

Test Page:                        Immediately following activation, subject to
                                  paging network response time above

Scheduled Downtime:               o   7 day advance notification (during hours
                                      of availability)

Unscheduled Downtime:             o   Immediate notification (emergency)
                                  o   Not more than 48 hours for interruption
                                      in service which affect at least one-half of the transmitters on a given frequency.
                                  o   Not more than 24 hours for interruption
                                      in service which affect at least one such transmitter.

SUPPORT

Reseller Operational Support:     o   See Exhibit C

Marketing/Sales Support:          Designated single point of contact


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Reseller Agreement


Billing System Support:           o   Designated single point of contact
                                  o   Contact list, with back-up designees and
                                      escalation procedures and contacts, to
                                      include phone, pager and cellular
                                      telephone numbers


                                      -15-